UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: September 29, 2020

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01	Entry into a Material Definitive Agreement.

Merger

On September 29, 2020, Sun Communities, Inc. (the “Company”), its primary operating subsidiary Sun Communities Operating Limited Partnership (the “Operating Partnership”), and the Operating Partnership’s wholly-owned subsidiary, Sun SH LLC (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Safe Harbor Marinas, LLC (“Safe Harbor”) and certain other parties. The Merger Agreement contemplates that the Operating Partnership will acquire Safe Harbor through a merger of Merger Sub into Safe Harbor, with Safe Harbor being the surviving entity of the merger (the “Merger”).

Safe Harbor directly or indirectly owns 101 marinas and manages five other marinas for third-party owners. These marinas collectively contain approximately 30,000 wet slips and moorings and approximately 8,300 dry racks, with approximately 9,500 additional spaces available for outside land storage. These marinas are located in 22 states in the Northeast, Florida, South, Mid-Atlantic, West and Midwest Regions of the United States, with the majority of such marinas concentrated in coastal regions and others located in various inland regions.

Subject to certain adjustments, including a net working capital adjustment, the aggregate consideration for the Merger is approximately $2.110 billion. The Company currently expects that the Merger consideration, as adjusted and subject to the disposition of Delayed Consent Properties and Delayed Closing Properties described below, will consist of (i) the Operating Partnership’s issuance of common OP units with an aggregate estimated value of $55 million. or approximately 3% of the total Merger consideration, (ii) the Operating Partnership’s issuance of a new series of preferred OP units (the “Preferred Units” and together with the common OP units described above, the “Merger Securities”), with an aggregate estimated value of $75 million, or approximately 4% of the total Merger consideration, (iii) the Company’s indirect assumption of approximately $808 million of debt currently owed by Safe Harbor, or approximately 38% of the total Merger consideration, and (iv) the balance in cash, estimated to be approximately $1.172 billion, or approximately 55% of the total Merger consideration. The members of Safe Harbor may elect before the closing of the Merger to receive their Merger consideration in cash, Merger Securities, or a combination of cash and Merger Securities (in each case subject to the Merger Securities Cap, as defined below). Regardless of the elections made by Safe Harbor’s members with respect to their Merger consideration, the aggregate amount of the Merger Securities will not exceed 15%, or an estimated amount of approximately $195 million, of the consideration the Company delivers at the closing of the Merger (the “Merger Securities Cap”). The common OP units will be valued at $144.1625 (the “Agreed Value”), which is the volume weighted average price of the Company’s common stock (the “Common Stock”) for the 20 trading days preceding the execution of the Merger Agreement; provided, that, if the volume weighted average price of the Common Stock for the three trading days immediately preceding the closing date of the Merger is greater than 110%, or less than 90%, of the Agreed Value, then the common OP units will be valued at 110% or 90%, respectively, of the Agreed Value. The terms of the Preferred Units are described in more detail below. The amounts of the Merger Securities to be issued, the debt to be indirectly assumed, the Merger consideration to be paid in cash and the Merger Securities Cap depend on various factors, including the elections of Safe Harbor’s members to receive their Merger consideration in cash and/or Merger Securities and the disposition of Delayed Consent Properties and Delayed Closing Properties described below. Such amounts are estimates as of the date hereof and may be materially higher or lower than the amounts stated above.

Third-party consents are required for the Company to acquire, through its indirect ownership of Safe Harbor, certain of Safe Harbor’s properties as a result of the Merger. With respect to four of these properties, which have an aggregate value of $112.6 million as mutually agreed by the parties in the Merger Agreement, if any of these consents are not received by the closing of the Merger, the affected properties (the “Delayed Consent Properties”) will be retained by an affiliate of the owners of Safe Harbor. The cash consideration the Company will pay at the closing of the Merger will be reduced by the agreed value of the Delayed Consent Properties. If and when a required third-party consent for a Delayed Consent Property is obtained in the two-year period following the closing of the Merger, the Company will acquire, through its indirect ownership of Safe Harbor, that Delayed Consent Property for cash consideration equal to its agreed value. If the required third-party consent for a Delayed Consent Property is not received by the end of such two-year period, the Company will have not have the right to acquire the Delayed Consent Property.

With respect to 11 of these properties, which have an aggregate value of $260.2 million as mutually agreed by the parties in the Merger Agreement, if any of such third-party consents are not received by the closing of the Merger, the affected properties (the “Delayed Closing Properties”), at the election of the Company, may be retained by an affiliate of the owners of Safe Harbor until not later than November 30, 2020. The cash consideration the Company will pay at the closing of the Merger will be reduced by the agreed value of the Delayed Closing Properties. Even if required third-party consents for the Delayed Closing Properties are not obtained before November 30, 2020, the Company is obligated on that date to acquire, through its indirect ownership of Safe Harbor, all of the Delayed Closing Properties for cash consideration equal to their agreed values.

Until the Company acquires a Delayed Consent Property or a Delayed Closing Property, an affiliate of the Company will manage that Delayed Consent Property or Delayed Closing Property under an arms-length management agreement; provided, that, the Company is not obligated to continue to manage the Delayed Consent Properties for a period longer than 30 months following the closing of the Merger.

In connection with the Merger, the Company obtained transaction insurance under which it will have $210 million of coverage for any breaches by Safe Harbor of certain of its representations and warranties under the Merger Agreement, subject to deductibles and certain other terms and conditions.

The Company anticipates that the closing of the Merger will occur no later than October 30, 2020. The consummation of the Merger is subject to customary closing conditions. As a result, there can be no assurances as to the actual closing of the Merger or the timing of the closing of the Merger. Even if the Merger is consummated, the Company may not acquire the Delayed Consent Properties and the Company may not have the right to operate the Delayed Closing Properties after it acquires them.

Employment Agreement

On September 29, 2020, Safe Harbor, through its affiliate International Marina Group I, LP, entered into an employment agreement, to be effective as of the closing of the Merger (the “Employment Agreement”), with Baxter R. Underwood. Under the Employment Agreement, Mr. Underwood will continue to serve as the Chief Executive Officer of Safe Harbor until March 31, 2026, subject to certain termination and extension rights, and will have the complete discretion, responsibility and authority to operate Safe Harbor subject to the terms of a delegation of authority policy. Mr. Underwood will be entitled to a base salary of $325,000 per year as well as an annual cash bonus based on the attainment of certain goals and objectives set by the Company. At the closing of the Merger, the Company will also grant Mr. Underwood 69,368 shares of Common Stock, vesting in equal annual increments over a five year period, pursuant to a restricted stock award agreement. The Company will adopt an equity compensation program under which Safe Harbor’s employees, including Mr. Underwood, will be awarded shares of Common Stock in accordance with the terms of the program. In consideration for the Employment Agreement, Mr. Underwood has agreed to certain restrictive covenants which include an 18-month covenant not to compete with Safe Harbor’s business. However, under certain circumstances associated with the termination of this employment, Mr. Underwood may elect to forgo severance compensation and certain benefits (including acceleration of the vesting of his restricted shares) in exchange for a release of his obligations under this covenant not to compete.

Potential Bridge Loan

On September 29, 2020, the Company entered into a commitment letter with Citigroup Global Markets Inc. (“Citigroup”), pursuant to which, and subject to the terms and conditions set forth therein (including the closing of the Merger), Citigroup (on behalf of its affiliates) committed to lend the Company up to $750 million under a new senior unsecured bridge loan (the “Bridge Loan”). If the Company enters into the Bridge Loan, the proceeds of the Bridge Loan will be used to finance a portion of the cash consideration payable for the Merger. The Bridge Loan is contemplated to have a 364-day term. Indebtedness under the Bridge Loan will bear interest at a floating rate based on the Eurodollar rate or a base rate, plus a margin to be determined based on the Company’s leverage ratio calculated in accordance with the definitive Bridge Loan documents, which can range from 1.20% to 2.10% for Eurodollar loans and 0.20% to 1.10% for base rate loans. The closing of the Bridge Loan is subject to, among other things, the completion of the Merger, the negotiation and execution of definitive documentation acceptable to the parties and closing contingencies. As a result, there can be no assurances as to the actual closing or the timing of the closing of the Bridge Loan.

Preferred Units

The terms of the Preferred Units will be set forth in an amendment to the Operating Partnership’s operating agreement. The Preferred Units will provide for quarterly distributions on the $100.00 per unit issue price of 3.00% per year. Subject to certain limitations, each Preferred Unit will be exchangeable at any time after its issuance date into that number of shares of Common Stock equal to the quotient obtained by dividing $100.00 by $164.00 (as such ratio is subject to adjustment for certain capital events). The Preferred Units will rank (i) senior to the Operating Partnership’s outstanding Common OP Units and Series A-3 Preferred Units, and (ii) junior to the Operating Partnership’s outstanding

Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units and any other partnership units that specifically provide that they will rank senior to the Preferred Units. Subject to certain limitations, the holders of Preferred Units will have the right to cause the Operating Partnership to redeem all or a portion of their Preferred Units for $100.00 per unit (plus any accrued but unpaid distributions) any time after the earlier of: (i) the fifth anniversary of the issuance date of the Preferred Units; or (ii) if the holder of the Preferred Units is a natural person, after receipt of the notice of the death of such holder.

Restrictive Covenant Agreements

On September 29, 2020, certain selling members of Safe Harbor will execute and deliver restrictive covenant agreements to be effective upon the closing of the Merger under which, subject to certain conditions and limitations, they will be prohibited from soliciting for employment certain employees of Safe Harbor and from hiring other employees of Safe Harbor from the closing of the Merger through March 31, 2026.

Registration Rights and Lockup Agreements

At the closing of the Merger, the Company and certain recipients of the Merger Securities will enter into a registration rights agreement under which the Company will grant customary registration rights with respect to the shares of Common Stock underlying certain of the Merger Securities. Under the terms of the registration rights agreement, within 60 days after the closing of the Merger, the Company will use its commercially reasonable efforts to register the resale of the shares of Common Stock underlying the Merger Securities. The recipients of the Merger Securities are also entitled to customary underwritten offering registration rights subject to certain terms and conditions.

Pursuant to the Merger Agreement, recipients of the Merger Securities will be required to agree not to sell or otherwise dispose of the Merger Securities or the shares of Common Stock issued upon the exchange of the Merger Securities for a period of 18 months after the closing of the Merger, subject to certain limited exceptions.

***

The foregoing description of the Merger Agreement, the Employment Agreement, the Preferred Units, and the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the applicable documents, copies or forms of which are attached hereto as Exhibits 2.1, 4.1, 10.1 and 10.2, and the terms of which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Merger Securities set forth in Item 1.01 above is hereby incorporated into this Item 3.02. If the closing of the Merger occurs, the Company will issue the Merger Securities to the certain members of Safe Harbor as Merger consideration. The issuance of the Merger Securities will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 29, 2020, the Company issued a press release announcing the execution of the Merger Agreement and the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure. A copy of a presentation providing certain information regarding the Merger is attached hereto as Exhibit 99.2 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure. Additionally, the Company has posted the presentation on its website at www.suncommunities.com under the Investor Relations section.

The information contained and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (the “Current Report”), including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report, including Exhibits 99.1 and 99.2 attached hereto, contains various “forward-looking statements” within the meaning of the Securities Act and the Exchange Act, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this filing that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the Company’s other filings with the SEC from time to time, such risks, uncertainties and other factors include but are not limited to:

•	outbreaks of disease, including the COVID 19 pandemic, and related stay at home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry and the markets in which the Company operates;

•	difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Safe Harbor), developments and expansions successfully;

•	the Company’s liquidity and refinancing demands;

•	the Company’s ability to obtain or refinance maturing debt;

•	the Company’s ability to maintain compliance with covenants contained in its debt facilities;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;

•	the Company’s ability to maintain rental rates and occupancy levels;

•	the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, and wildfires;

•	general volatility of the capital markets and the market price of shares of the Company’s capital stock;

•	the Company’s failure to maintain its status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured home and boats to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this filing, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Item 8.01	Other Events.

The Company has been advised by Gary A. Shiffman, the Chairman of the Board and Chief Executive Officer of the Company, that the United States Attorney’s Office for the Eastern District of Michigan (the “United States Attorney’s Office”) is investigating certain matters relating to Mr. Shiffman’s sale in 2010 and 2011, of five life insurance policies that Mr. Shiffman owned, insuring the life of a family member. The investigation involves Mr. Shiffman and several individuals not associated with the Company, and could potentially result in charges against Mr. Shiffman.

The Company was not a party to any of the transactions at issue and the transactions did not involve the Company or its business or its assets. The Company has been advised by the United States Attorney’s Office that the Company is not being investigated.

Mr. Shiffman has advised the Company’s Board of Directors (the “Board”) that he denies any improper or illegal conduct. He has also advised the Company that he has cooperated with the investigation.

In consultation with the Company’s attorneys and other advisors, the Board has considered the information made available concerning this matter. The Board has complete confidence in Mr. Shiffman and his ability to continue performing his duties on behalf of the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

The audited consolidated financial statements of Safe Harbor Marinas, LLC as of and for the years ended December 31, 2019 and December 31, 2018 are filed as Exhibit 99.3 and are incorporated by reference herein.

The unaudited condensed consolidated financial statements of Safe Harbor Marinas, LLC as of and for the three and six months ended June 30, 2020 are filed as Exhibit 99.4 and are incorporated by reference herein.

These financial statements are not required to be filed under Rule 3-05 or Rule 3-14 and Article 11 of Regulation S-X and are being voluntarily filed by the Company.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of September 29, 2020 by and among Safe Harbor Marinas, LLC, Sun Communities, Inc., Sun Communities Operating Limited Partnership, Sun SH LLC and Safe Harbor Marinas II, LLC, individually and in its capacity as the Seller Representative (as defined therein)

4.1	Form of Registration Rights Agreement by and among Sun Communities, Inc. and certain holders of Merger Securities

10.1*	Employment Agreement, dated as of September 29, 2020, but to be effective as of the Merger closing, by and between Baxter Underwood and International Marina Group I, LP

10.2	Form of Seventh Amendment to Agreement of Limited Partnership Agreement of Sun Communities Operating Limited Partnership

23.1	Consent of Ernst & Young LLP

99.1	Press release dated September 29, 2020

99.2	Presentation

99.3	Audited consolidated financial statements of Safe Harbor Marinas, LLC as of and for the years ended December 31, 2019 and December 31, 2018

99.4	Unaudited condensed consolidated financial statements of Safe Harbor Marinas, LLC as of and for the three and six months ended June 30, 2020

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: September 29, 2020	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer